UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2018

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 West Lake Pleasant Parkway, Peoria, AZ 85382

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

Appointment of Mark M. Anderson as Director

On October 22, 2018, Mark M. Anderson was appointed as a member of the board of directors (the “Board”) of EVO Transportation & Energy Services, Inc. (the “Company”). Mr. Anderson is expected to serve as chair of the audit committee of the Board upon formation of the audit committee. Simultaneously with the appointment of Mr. Anderson, the Board took action to increase the number of directors constituting the entire Board to seven directors pursuant to the Company’s bylaws. There are no related party transactions involving Mr. Anderson that are reportable under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, the Company granted stock options to purchase 100,000 shares of the Company’s common stock to Mr. Anderson. The options are exercisable at a price of $2.50 per share, which the Board determined was the fair market value of the Company’s common stock on the grant date. 25% of the options vested on the grant date, and the remaining options vest in equal annual installments on the first, second and third anniversary of the grant date. However, all unvested options vest immediately upon the Company’s closing on an aggregate of at least $30,000,000 in any combination of public and private equity and debt financings after the grant date.

Appointment of New Chairman

Also on October 22, 2018, Scott Honour, Chairman of the Board, informed the Board of his decision to step down from his role as Chairman, effective immediately. In connection with Mr. Honour’s resignation as Chairman, the Board appointed Thomas Abood, a member of the Board, as Chairman of the Board, effective October 22, 2018. Mr. Honour will remain on the Board.

Appointment of Damon Cuzick as President

As previously disclosed, on September 5, 2018, the Company appointed John Sheehy as chief operating officer of the Company. In connection with Mr. Sheehy’s appointment as chief operating officer, Damon Cuzick resigned as chief operating officer of the Company and the Company appointed Mr. Cuzick as president of the Company, both effective as of September 5, 2018. The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K with respect to Mr. Cuzick is included in Amendment 1 to the Company’s annual report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 30, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2018	By:	/s/ John P. Yeros
	Its:	Chief Executive Officer

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